EXHIBIT 10.06



                                  THIS DOCUMENT

                                 REPRESENTS AN

                               AGREEMENT AMENDMENT

                                 AGREED BETWEEN

                              CISAP ECOLOGY S.R.L.

                                   AS LICENSOR

                               AND EURECTEC, INC.

                                 A SUBSIDIARY OF

                             THE QUANTUM GROUP, INC.

                                   AS LICENSEE

                              DATE: MARCH 14, 1997

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1.
By this Agreement Amendment, which modify the Agreement signed April 26th, 1996, Cisap Ecology S.r.l. accepts this contract in the place of Cisap S.p.A.

Today March 14th, 1997 we agree the following modifications to the a.m.
contract:

Whereas Cisap Ecology S.r.l. is willing to grant, and Eurectec, Inc. desires to receive, the right to continue to sell Cisap Ecology S.r.l. technologies and equipment above mentioned in all countries of the world, excluding Italy, and EXCLUSIVELY in North America, Canada, Mexico and South America, with the terms and conditions hereinafter set forth.

PAGE 4:

1.8
Payment shall mean a commercial Letter of Credit irrevocable and confirmed with order, with where possible an advance payment of at least 15 per cent of the net equipment price. Eurectec may assign or create a back to back L/C in favour of Cisap Ecology S.r.l. when necessary.

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2.1
Territory: shall mean: EXCLUSIVE North America, Canada, Mexico and South America; Italy excluded; in all other Countries of the world Eurectec will have the right to sell without exclusive. Eurectec to supply Cisap Ecology S.r.l. a regular list of outstanding inquiries, at least every 3 months for these and exclusive countries and Cisap Ecology agree not to quote directly with Eurectec's declared clients in non-exclusive Countries.

2.1
Use of patents: Cisap Ecology S.r.l. hereby grants to Eurectec an exclusive right and license during the terms of this agreement to practice the technology in order to use and operate plants/or sell equipment in the above mentioned exclusive and non exclusive territory with clients confirmed to and acknowledged by Cisap Ecology S.r.l.

PAGE 6-7-8-9-10

as before

PAGE 11

as before except:

price list remains the same, except for the debeader price which increases from ITL. 40.800.000 = to ITL. 55.000.000 =, still within the agreement taken in
Item 9.17.

Other points as before.            Pistoia, March 14th, 1997
By: /s/ Diana Fantacci             By: /s/ Ehrenfried Liebich
_____________________              _________________________
for Cisap Ecology S.r.l.           For Eurectec, Inc.
(Diana Fantacci)                  (Ehrenfried Liebich)

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